Exhibit 32.2

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Quarterly Report on Form 10-Q/A for the Quarter Ended June 30, 2007 (the "Report") by American Medical Alert Corp. ("Registrant"), the undersigned hereby certifies that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

/s/ Richard Rallo
Richard Rallo
Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.